Exhibit 2.5

"CATEGORY 5 TECHNOLOGIES, INC. AGREES TO FURNISH SUPPLEMENTALLY A COPY OF ANY OMITTED SCHEDULE TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST."



                      STOCK PURCHASE AND EXCHANGE AGREEMENT
                      -------------------------------------


         THIS STOCK PURCHASE AND EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of February __, 2002 by and among Category 5 Technologies, Inc., a Nevada corporation ("Category 5"), Bottomline Online, Inc., a Utah corporation, (the "Company"), and its shareholders Tony Graf and the other individuals set forth on the signature page hereto (together, "Sellers").


                                    RECITALS

         WHEREAS, the Company has developed software that enables the automated design and creation of "storefront" Web sites utilizing Macromedia's Flash technology; and

         WHEREAS, Sellers own all of the outstanding shares of capital stock of the Company; and

         WHEREAS, Sellers desire to exchange all of their shares in the Company, (the "Bottomline Shares") for shares of common stock of Category 5, and Category 5 desires to issue shares of its common stock in exchange for the Bottomline Shares, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises, representations and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, agree as follows:

                                   ARTICLE I
                               EXCHANGE OF SHARES

         1.1 Exchange. Seller hereby agree to exchange, sell, transfer and deliver to Category 5, and Category 5 hereby agrees to purchase and acquire from Seller, on the Closing Date (as hereinafter defined) all of the Bottomline Shares, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever.

         1.2 Consideration for Bottomline Shares. Category 5 shall deliver at the Closing (as hereinafter defined), in addition to the items set forth in
Section 7.3, in exchange and as consideration for the Bottomline Shares, stock certificates representing 200,000 shares of Category 5 Common Stock (the "Category 5 Shares"), par value $.001 per share.

         1.3 Delivery of Shares. At the Closing, Sellers shall deliver to Category 5, in addition to those items set forth in Section 7.2, in exchange for the Category 5 Shares, all of the Bottomline Shares, in a form reasonably acceptable to Category 5, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever, together with the minute books and stock ledger of the Company.

         1.4 Legends. The certificates evidencing the Category 5 Shares shall bear the following legend and any legends required by any state securities laws:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION UNDER THE ACT THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY."

                                   ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANY

         The Company and each of the Sellers jointly and severally agree with, and represent and warrant to Category 5 as follows:

         2.1 Corporate Existence, Good Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Utah. The Company has full power and authority to carry on its business as now being conducted and is entitled to own, lease or operate the property and assets now owned, leased or operated by it. The Company is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing (i) would, individually or in the aggregate, have or reasonably could be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations, or prospects of the Company (a "Material Adverse Effect"), or (ii) would result in a material breach of any of the other representations, warranties or covenants set forth in this Agreement. The Company has all requisite corporate power and corporate authority to enter into this Agreement all other agreements and documents contemplated hereby (the "Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements, when executed, will be, duly executed and delivered by the Company and each of the Sellers, has been authorized by all necessary action of the Company and constitutes a legal, valid and binding obligation of the Company and each of the Sellers, enforceable against the Company and each of the Sellers in accordance with its terms, except as enforcement may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

         2.2 Capitalization. The Sellers are the only shareholders of the Company, and the Bottomline Shares constitute all of the outstanding capital stock of the Company. There are no options, warrants, conversion rights, rights of exchange, or other rights, plans, agreements or other commitments providing for the purchase, issuance or sale of any additional shares or any securities convertible into or exchangeable for any shares of the Company.

         2.3 Good and Marketable Title To Shares. All of the Bottomline Shares are owned, beneficially and of record, only by the Sellers and are free from any charge, lien, encumbrance or adverse claim of any kind whatsoever. The Sellers have the absolute and unrestricted right, power, authority and capacity to transfer the Bottomline Shares to Category 5 and upon the Closing, without exception, Category 5 will acquire from the Sellers legal and beneficial ownership of, good and valid title to, and all rights to vote, the Bottomline Shares, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever.

         2.4 Subsidiaries. Except as set forth on Schedule 2.4, the Company does
not  presently  own,   directly  or  indirectly,   any  interest  in  any  other
corporation, association, joint venture or other business entity.

         2.5 Financial Statements. The balance sheet and related statements of income and cash flows of the Company since inception through December 31, 2001 (the "Flash Financial Statements") have been provided to Category 5. The internal books and records of the Company from which the Flash Financial Statements were prepared do not contain any information which is false or misleading. The Flash Financial Statements (i) were prepared in accordance with such books and records; (ii) were prepared in accordance with the Company's accounting policies and principles, and are in accordance with generally accepted accounting standards, applied on a consistent basis; and (iii) present fairly the Company's financial position and results of operations at the dates and for the periods reflected therein.

         2.6 Properties. The Company does not own or hold title to any real property. The Company has beneficial ownership of and good and marketable title to all properties and assets it owns which are used in its operations or necessary for the conduct of its business, and such properties and assets are not subject to no mortgages, liens, pledges, loans or encumbrances of any kind whatsoever. With respect to property and assets it leases, the Company is in compliance in all material respects with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances of any kind whatsoever. All real and tangible personal property, including machinery, equipment and fixtures currently used by the Company in the operation of its businesses is, and at the time of Closing will be, in good operating condition and repair, ordinary wear and tear excepted.

         2.7 Litigation. No litigation, arbitration or proceeding is pending or, to the best knowledge of the Company, threatened by or against the Company, its properties or assets, the Bottomline Shares or its officers, directors or the Sellers before any court or any government agency, and, to the knowledge of the Company, no facts exist which might form the basis for any such litigation, arbitration or proceeding. To the knowledge of the Company, the Company is not the subject of any investigation for violation of any laws, regulations or administrative orders applicable to its businesses by any governmental authority or any other person. There is no judgment, writ, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company, its properties or assets or the Bottomline Shares.

         2.8 Non-Contravention. The execution and delivery of this Agreement by the Company and consummation of the transactions contemplated hereby will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of the Company, any contract, lease, license, permit, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which the Company is a party or by which the Company or its assets are bound; (ii) an event that would permit any party to terminate any agreement or instrument or to accelerate the maturity of or permit the subordination of any indebtedness or other obligation of the Company;
(iii) the creation or imposition of any lien, charge, or encumbrance on any of the assets of the Company; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to the Company or its assets.

         2.9 Absence of Certain Changes. Except as set forth in Schedule 2.9, since December 31, 2001, there has not been:

              (a) Any Material Adverse Effect;

              (b) Any increase in the compensation paid or payable by the Company, other than in the ordinary course of business, to any of its officers, directors, employees, agents or Sellers;

              (c) Any split-up or other recapitalization in respect of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any such capital stock or any agreement to do any of the foregoing;

              (d) Any issuance, transfer, sale or pledge by the Company of any shares of its capital stock or other securities or of any commitment, option, right or privilege under which the Company is or may become obligated to issue any shares of its capital stock or other securities;

              (e) Any indebtedness incurred by the Company, except such as may have been incurred or entered into in the ordinary course of business;

              (f) Any loan made or agreed to be made by the Company, nor has the Company become liable or agreed to become liable as a guarantor with respect to any loan;

              (g) Any waiver or compromise by the Company of any right or rights of material value or any payment, direct or indirect, of any material debt, liability or other obligation;

              (h) Any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of material value other than licenses granted in the ordinary course of business;

              (i) Any purchase or other acquisition of, or any sale, lease, disposition of, mortgage, pledge or subjection to any lien or encumbrance on, any material property or asset, tangible or intangible, of the Company or any agreement to do any of the foregoing;

              (j) Any actual or threatened amendment, termination or loss of (i) any material contract, lease, license or other agreement to which the Company is a party; or (ii) any certificate or other authorization required for the continued operation by the Company of any material portion of any of its business;

              (k) Any resignation or termination of employment of any officer or employee of the Company;

              (l) Any change in or amendment to the charter documents of the Company; or

              (m) Any agreement or commitment by the Company to do any of the things described in this Section 2.9.

         2.10 Employees. The Company has complied in all material respects with all applicable laws, rules and regulations relating to employment, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities.

         2.11 Compliance with Law; Consents. The business and operations of the Company have been and are being conducted in compliance with all laws, rules, regulations and licensing requirements applicable thereto, except where failure to be so in compliance would not have a Material Adverse Effect. The Company is unaware of any facts which might form the basis for a claim that any material violation of such laws exists. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any third party on the part of the Company or the Sellers is required in connection with the execution, delivery and performance by the Company or the Sellers of this Agreement, the consummation of the transactions contemplated hereby or Category 5's operation of the business of the Company following the Closing Date.

         2.12 Contracts and Other Agreements. Schedule 2.12 sets forth a list of all contracts and other agreements to which the Company is a party or by or to which it or its assets or properties are bound or subject, whether or not made in the ordinary course of business, that have or would be reasonably expected to have a material effect on the Business of Company. True and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto and all appendices and attachments) set forth on the Company Disclosure Schedule have been furnished to Category 5. Each of such contracts is valid, existing, in full force and effect, binding upon the Company, and to the best knowledge of the Company, binding upon the other parties thereto in accordance with their terms (subject in each case to the application of general principles of equity or by the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights), and the Company is not in default under any of them, nor, to the best knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except, in each case, such defaults as would not, individually or in the aggregate, have a material adverse effect on the Business of Company.

         2.13 Affiliate Relationships. Other than as provided on Schedule 2.13, the Company does not have any material financial interest, direct or indirect, in any supplier or service provider to, or customer of, the Company or other party to any contract or other arrangement which is material to the Company. For purposes of this Section 2.13, the term the Company shall be deemed to include the Company, the Sellers and any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by, or is under common control with the Company.

         2.14 No Termination of Business Relationship. None of the entities with which the Company has a material business relationship or any other present material customer of the Company has given notice of any intention to cancel or otherwise terminate a material business relationship with the Company and the Company has no knowledge of any event (including, without limitation, the transactions contemplated hereby) which would precipitate the cancellation or termination of, or entitle any such entity or customer to terminate, such a material business relationship.

         2.15 Intellectual Property Rights. To the Company's best knowledge , the Company possesses all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the "Intellectual Property") necessary for its business without any conflict with or infringement of the valid rights of others and the lack of which could have a Material Adverse Effect, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others. Schedule 2.15 contains a complete list of patents, patent applications, trade names, trademarks, service marks, brandmarks copyrights, registrations owned or used by the Company and any applications for the foregoing. All Intellectual Property is vested in (or, if applicable, leased or licensed by) the Company free and clear of any equities, claims, liens, encumbrances or restrictions of any kind whatsoever. All Intellectual Property which is licensed to the Company by others are identified in Schedule 2.15, and all such licenses will continue in full force and effect upon the consummation of the transactions contemplated hereby. The Company has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data (the "Proprietary Information") for the operation of its business. To the Company's best knowledge, the Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company, except for inventions that have been assigned or licensed to the Company as of the date hereof. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form provided by Category 5. To the Company's best knowledge, no employee, officer or consultant is in violation thereof, and the Company will use its best efforts to prevent any such violation.

         2.16 No Undisclosed Liabilities. The Company does not have, and as of the Closing Date will not have, any liabilities, obligations or commitments of any nature (absolute, accrued, contingent or otherwise) matured or unmatured ("Liabilities") except (i) Liabilities which are adequately reflected or fully reserved against in the Flash Financial Statements; (ii) Liabilities which have been incurred in the ordinary course of business and consistent with past practice since December 31, 2001; (iii) Liabilities disclosed in the Schedules hereto; and (iv) Liabilities arising under contracts or other agreements which because of the dollar amount involved are not required to be listed in Schedule 2.12.

         2.17 Representations Complete. None of the representations and warranties made by the Sellers or the Company herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         2.19 Broker's and Finder's Fees. Neither the Company nor the Sellers has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby that may become the obligations or liabilities of Category 5.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each of the Sellers agree with, and represent and warrant to Category 5 as follows:

         3.1 Good and Marketable Title to Shares. The Sellers have and will have on the Closing Date, full right, power, and authority to sell, transfer and deliver the Bottomline Shares as provided in this Agreement.

         3.2 Purchase Entirely for Own Account. Each Seller understands that Category 5 is entering into this Agreement with each Seller in reliance upon such Seller's representation to Category 5, which by such Seller's execution of this Agreement such Seller hereby confirms, that the Category 5 Shares to be received by such Seller, (for purposes of Article III, the "Securities") will be acquired for investment for such Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Seller further represents that such Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Each Seller represents that it has full power and authority to enter into this Agreement.

         3.3 Disclosure of Information. Each Seller believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Each Seller further represents that it has had an opportunity to ask questions and receive answers from Category 5 regarding Category 5 and its business and operations and the terms and conditions of the offering of the Securities.

         3.4 Investment Experience. Each Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

         3.5 Accredited Seller. Each Seller is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1993, as now in effect.

         3.6 Restricted Securities. Each Seller understands that the Category 5 Shares it is purchasing are characterized as "restricted securities" under the United States securities laws inasmuch as they are being acquired from Category 5 in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, each Seller represents that it is familiar with Rule 144 promulgated under the Act, as now in effect, and understands the resale limitations imposed thereby and by the Act. Each Selling Seller agrees that it will (i) not sell, assign or transfer any of the Category 5 Shares to anyone other than Category 5 or to a transferee who has agreed to be bound by the Exchange Agreement, (ii) not make any disposition of all or any portion of the Category 5 Shares unless such disposition is in compliance with all applicable federal and state securities law, and (iii) not, to the extent requested by an underwriter of common stock (or other securities) of Category 5 during a two-year period following the Closing, sell or otherwise transfer or dispose of any such securities during a reasonable and customary period of time, as agreed to by Category 5 and the underwriters.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF CATEGORY 5

         Category 5 represents and warrants to the Sellers and the Company that:

         4.1 Corporate Existence, Good Standing and Authority. Category 5 has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada. Category 5 has full corporate power and authority to enter into, deliver, perform its obligations under and carry out this Agreement and the Ancillary Agreements to which it is a party. This Agreement constitutes, and all agreements and Ancillary Agreements will constitute, valid and legally binding obligations of Category 5 enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         4.2 Category 5 Shares Fully Paid and Non-Assessable. The Category 5 Shares deliverable pursuant to Section 1.2 when issued and delivered as herein provided, will be validly issued and outstanding shares of Category 5 Common Stock, fully paid and non-assessable, free and clear of all liens, encumbrances, restrictions and claims of every kind.

         4.3 Consents and Approvals. Except as otherwise described herein, no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or any other governmental body is required for the consummation by Category 5 of the transactions contemplated by this Agreement has been obtained or will be obtained prior to or upon the Closing Date.

         4.4 No Breach. The execution and delivery of this Agreement by Category 5 and consummation of the transactions contemplated hereby will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Certificate of Incorporation or Bylaws of Category 5, any contract, lease, license, permit, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which Category 5 is a party or by which Category 5 or its assets are bound; (ii) an event that would permit any party to terminate any agreement or instrument or to accelerate the maturity of or permit the subordination of any indebtedness or other obligation of the Category 5; (iii) the creation or imposition of any lien, charge, or encumbrance on any of the assets of the Category 5; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to Category 5 or its assets.

         4.5 Financial Statements. The consolidated audited financial statements of Category 5 and its subsidiaries as filed with the Securities and Exchange Commission (the "SEC") on Form 10K for the 12 months ended June 30 2001, (the "Category 5 Audited Financial Statements") and the unaudited consolidated financial statements of Category 5 and its subsidiaries as filed with the SEC on Form 10-Q for the three and six months ended December 31, 2001 (the "Category 5 Unaudited Financial Statements")comply as to form in all material respects with applicable accounting requirements and with applicable rules and regulations of the Securities and Exchange Commission. The Category 5 Audited Financial Statements and the Category 5 Unaudited Financial Statements (i) were prepared in accordance with Category 5's internal books and records; (ii) were prepared in accordance with Category 5's accounting policies and principles, and are in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis; and (iii) present fairly Category 5's financial position and results of operations at the dates for the periods reflected therein.

         4.6 Properties. Category 5 does not own or hold title to any real property. Category 5 has beneficial ownership of and good and marketable title to all properties and assets it owns which are used in its operations or necessary for the conduct of its business, and such properties and assets are not subject to any mortgages, liens, pledges, loans or encumbrances of any kind whatsoever. With respect to property and assets it leases, Category 5 is in compliance in all material respects with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances of any kind whatsoever. All real and tangible personal property, including machinery, equipment and fixtures currently used by Category 5 in the operation of its businesses is, and at the time of Closing will be, in good operating condition and repair, ordinary wear and tear excepted.

         4.7 Litigation. Except as set forth in Schedule 4.7 hereto or in which an adverse outcome would not have a Material Adverse Effect, no litigation or proceeding is pending or, to the knowledge of Category 5, threatened by or against Category 5, its assets or the Category 5 Shares before any court or any government agency, and, to the best knowledge of Category 5, no facts exist which might form the basis for any such litigation or proceeding. To the knowledge of Category 5, Category 5 is not the subject of any investigation for violation of any laws, regulation or administrative orders applicable to its business by any governmental authority or any other person. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Category 5 or the Category 5 Shares.

         4.8 Representations Complete. None of the representations and warranties made by Category 5 herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.9 Broker's and Finder's Fees. Category 5 has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE V
                            COVENANTS OF THE SELLERS

         5.1 Non-Competition Agreements. Sellers hereby agree to not compete with Category 5 or the Company following the Closing, and Sellers agree to enter into a non-competition agreement (the "Non-Competition Agreement") substantially in the form attached hereto as Exhibit A.

         5.2 Best Efforts. Each of the Sellers will use his best efforts to perform and fulfill all obligations on their respective parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms. Each of the Sellers shall each cooperate with Category 5 in such actions and in securing requisite approvals and shall deliver such further documents as Category 5 may reasonably request as necessary to evidence such transactions.

                                   ARTICLE VI
                             COVENANTS OF CATEGORY 5

         6.1  Employee   Matters.   The  Company  shall  enter  into  employment
arrangements with Tony Graf and such other employees of the Company as are mutually agreed upon between Mr. Graf and Category 5.

         6.2 Best Efforts. Category 5 will use its best efforts to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms.

                                   ARTICLE VII
                                     CLOSING

         7.1 Time and Place. The purchase and sale of the Bottomline Shares hereunder (the "Closing") shall occur on the date of execution of this Agreement by all of the parties hereto (the "Closing Date").

         7.2 Deliveries of the Sellers. At the Closing, the Sellers will deliver or cause to be executed and delivered to Category 5:

              (a) Articles, Bylaws. The Articles of Incorporation and Bylaws of the Company, certified by the appropriate government agency as of a recent date;

              (b) Books and Records. Any and all of the minute books and similar records of the Company;

              (c)   Non-Competition    Agreements.    Executed   Non-Competition
         Agreements;

              (d) Other Documents. Such other documents and instruments as Category 5 or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

         All documents delivered to Category 5 shall be in form and substance reasonably satisfactory to Category 5 and its counsel.

         7.3 Deliveries of Category 5. At the Closing, Category 5 will execute and deliver or cause to be executed and delivered simultaneously with delivery of the items referred to in Section 7.2 above:

              (a) Payment of the Consideration. The Category 5 Shares, delivered to Sellers;

              (b)   Non-Competition    Agreements.    The   executed   and   the
         Non-Competition Agreements;

              (c) Other Documents. Such other documents and instruments as Category 5 or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

                                  ARTICLE VIII
               OBLIGATIONS OF SELLERS AND CATEGORY 5 AFTER CLOSING

         8.1 Indemnification by the Sellers. The Sellers shall indemnify and hold harmless Category 5 and its respective officers, directors, employees, successors and assigns in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by Category 5 (collectively "Damages") resulting from:

              (a) The breach of any of the representations or warranties made by the Company or the Sellers in this Agreement;

              (b) The breach or the failure of performance by the Company or the Sellers of any of the covenants that they are to perform hereunder;

              (c) The payment of any taxes (including interest and penalties) of any kind or nature imposed, whether before or after the Closing, by any government or subdivision thereof upon the business, assets or employees or independent contractors of the Company or otherwise resulting from or relating to the respective businesses or operations of the Company prior to the Closing or any of its properties or assets as they existed as of or any time prior to the Closing Date and the transactions contemplated by this Agreement;

              (d) The death of or injury to any person or damage to property that occurred prior to the Closing and arose out of or in connection with the business or operations of the Company (whether asserted, discovered or established before or after the Closing), and whether or not it is the subject matter of a claim or action disclosed in the Schedules to this Agreement; and

              (e) All employment-related claims and causes of action, and all other claims and causes of actions, that have arisen or arise out of in connection with the operations of the businesses of the Company conducted prior to the Closing (whether asserted, discovered or established before or after the Closing).

         Damages shall exclude any amount with respect to which Category 5 or the Company as the case may be shall have received under any insurance policy which provides coverage for the liability to which such amount relates.

         8.2 Indemnification by Category 5. Category 5 shall indemnify and hold harmless the Sellers, in respect of any and all claims, losses, costs, expenses, liabilities, fines, penalties, interest, and damages (including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by the Sellers resulting from:

              (a) The breach of any of the representations or warranties made by Category 5 in this Agreement; or

              (b) The breach or the failure of performance by Category 5 of any of the covenants that it is to perform hereunder.

         8.3 Indemnification Procedure for Claims. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify the other party or parties (the

"indemnifying party") of the claim and, when known, the facts constituting the basis for such claim; provided, that the indemnified party's failure to give such notice shall not affect any rights or remedies of an indemnified party hereunder with respect to indemnification for damages except to the extent that the indemnifying party is materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the indemnifying party shall not have taken control of such suit after notification thereof as provided in this Agreement.

         8.4 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder or resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such claim, and thereafter diligently conducts the defense thereof with counsel reasonably acceptable to the indemnified party. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not assume or fails to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom,
(i) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, without limitation, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (ii) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner. Each party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the indemnifying party; provided, that the indemnifying party will hold the indemnified party harmless from all of its expenses, including reasonable attorneys' fees, incurred in connection with such cooperation by the indemnified party.

         8.5 Manner of Indemnification. All indemnification hereunder shall be effected by payment of cash or delivery of a certified or official bank check to the indemnified party.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 Survival. The representations and warranties of the Company and the Sellers set forth in this Agreement or in any instrument or document furnished in connection herewith shall survive the Closing and all representations and warranties set forth herein or in any instrument or document furnished in connection herewith will expire on the third anniversary of the Closing Date. No claim or action for indemnity pursuant to Sections 8.1 or 8.2 hereof for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration of such representation or warranty pursuant to the provisions of this Section 9.1 except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration. Each party hereto may rely on the representations and warranties made by the other parties hereto notwithstanding any investigation of the facts constituting the basis of the representations and warranties of any party by any other party hereto.

         9.2 Further Assurances. At the request of any of the parties hereto, and without further consideration, the other parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby.

         9.3 Each Party to Bear Own Costs. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         9.4 Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         9.5 Entire Agreement; Waivers. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties pertaining to the contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         9.6 Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

         9.7 Successors and Assigns. This Agreement shall not be assigned by the Company or the Sellers without the written consent of Category 5. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

         9.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

         To the Company at:          Bottomline Online, Inc.
                                     [address]
                                     Salt Lake City, Utah

         To the Sellers:             c/o Tony Graf
                                     [address]
                                     Salt Lake City, Utah


         To Category 5 at:           Category 5 Technologies, Inc.
                                     4505 S. Wasatch Blvd., Suite 307
                                     Salt Lake City, Utah  84124
                                     Fax:  801-424-2992

         Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

         9.9 Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration administered by the American Arbitration Association under its International Arbitration Rules.

         9.10 Attorneys' Fees. If any party to this Agreement shall bring any action, suit, counterclaim or appeal for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the Prevailing Party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such Action. "Prevailing party" within the meaning of this Section 9.10 includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

         9.11 Governing Law. The terms of this Agreement shall be governed by the laws of the State of Utah applicable to agreements entered into, to be wholly performed in and among residents exclusively of, Utah.

         9.12 Consent to Jurisdiction and Forum Selection. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in Utah. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 13.12. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in Utah shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 9.11 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 9.8 of this Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

         9.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         9.14 Severability. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

         9.15 Publicity. The parties shall cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated hereby. None of the parties shall issue or make, or cause to have issued or made, any press release or announcement concerning the transactions contemplated hereby without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable law.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase and Exchange Agreement as of the date first above written.



                                                  CATEGORY 5 TECHNOLOGIES, INC.

                                                  By:
                                                  ------------------------------
                                                  Name:
                                                  ------------------------------
                                                  Title:
                                                  ------------------------------



                                                  BOTTOMLINE ONLINE, INC.

                                                  By:
                                                  ------------------------------
                                                  Name:
                                                  ------------------------------
                                                  Title:
                                                  ------------------------------



                                                  SELLERS



                                                  ------------------------------
                                                  Tony Graf



                                                  ------------------------------
                                                  Name:



                                                  ------------------------------
                                                  Name: